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EXHIBIT 10.1

SIXTH AMENDMENT AND CONSENT TO SECOND AMENDED
AND RESTATED CREDIT AGREEMENT

        THIS SIXTH AMENDMENT AND CONSENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT, dated as of June 1, 2004 (this "Amendment"), to the Second Amended and Restated Credit Agreement, dated as of September 30, 2003 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), by and among General Electric Capital Corporation, as Agent and Lender ("Agent"), Inverness Medical Innovations, Inc. ("Innovations"), Wampole Laboratories, Inc. and Inverness Medical (UK) Holdings Limited, as borrowers ("Borrowers"), the other Credit Parties signatory thereto, Merrill Lynch Capital, a division of Merrill Lynch Business Financial Services Inc., as documentation agent, co-syndication agent and lender, UBS Securities LLC, as co-syndication agent, and the lenders signatory thereto from time to time (collectively, the "Lenders") and Amendment to the Post-Closing Letter to the Credit Agreement dated January 20, 2004 (as amended, the "Post-Closing Letter").

WITNESSETH

        WHEREAS, Borrowers have notified Agent that Inverness Medical Switzerland GmbH ("Swissco") desires to acquire, through a newly acquired wholly-owned subsidiary of Swissco organized in Germany ("Acquisition Newco"), one hundred percent (100%) of the issued and outstanding equity interests of (i) Viva Diagnostika—Diagnostische Produkte—GmbH ("Viva") from Bernd Stammel, Susanne Stammel, Dr. Willi Wegst, Gerda Wegst, Dr. Heinz-Peter Nachreiner and Gabriele Beutler-Nachreiner (collectively, the "Viva Stockholders"), and (ii) DMD, Dienstleistungen & Vertrieb fûr Medizin und Diagnostik GmbH ("DMD") from the Viva Stockholders and DMD AG, a German corporation (collectively, the "Selling Stockholders"), in each case pursuant to a purchase agreement. The purchase of Viva and DMD are collectively referred to herein as the "Viva and DMD Purchase";

        WHEREAS, the Viva and DMD Purchase is not a Permitted Acquisition (as defined in the Credit Agreement) and therefore is prohibited under Section 6.1 of the Credit Agreement;

        WHEREAS, the acquisition of Acquisition Newco is prohibited under Section 6.1 of the Credit Agreement;

        WHEREAS, a portion of each purchase price shall be paid in the form of shares of stock of Inverness Medical Innovations, Inc. ("Innovations") and the issuance of such shares by Innovations is prohibited under Section 6.5 of the Credit Agreement;

        WHEREAS, the Borrowers have notified the Agent that Scandinavian Micro Biodevices Aps ("SMB") desires to purchase approximately 27% of the outstanding equity of a newly formed entity ("Investment Newco") in exchange for the contribution by SMB of its rights in and to that certain Danish patent application (#PA 2003-01764) (the "Patent") to Investment Newco (the "U.C. Light Investment");

        WHEREAS, the purchase of equity of Investment Newco is prohibited by Section 6.2 of the Credit Agreement;

        WHEREAS, the contribution by SMB of its rights in and to the Patent is prohibited by Section 6.8 of the Credit Agreement;

        WHEREAS, Borrowers have notified Agent that Inverness Medical Innovations, Inc. ("Innovations"), through a newly formed wholly-owned subsidiary ("Merger Newco"), desires to acquire one hundred percent (100%) of the issued and outstanding stock of Advantage Diagnostics Corporation ("ADC") by way of a merger (the "ADC Merger") with or into Merger Newco in exchange for consideration of $2,500,000 in cash, pursuant to which Merger Newco shall be the surviving entity;

        WHEREAS, pursuant to the letter of intent signed by Innovations, Innovations shall also pay $1,500,000 to ADC's current stockholders as additional compensation for the merger upon proof of feasibility of the ADC HIV test (the "Additional Merger Compensation");

        WHEREAS, the ADC Merger is not a Permitted Acquisition and therefore is prohibited under Section 6.1 of the Credit Agreement;

        WHEREAS, the formation of Merger Newco is prohibited under Section 6.1 of the Credit Agreement;

        WHEREAS, Borrowers have notified Agent that Inverness Medical (UK) Holdings, Ltd ("Inverness UK") desires to acquire one hundred percent (100%) of the issued and outstanding equity interest of IV Diagnostics Limited, a holding company formed under the laws of the United Kingdom ("IV Diagnostics") from Dror Yeffet and Mihal Jacobi (the "IV Diagnostics Purchase" and together with the Viva and DMD Purchase, the U.C. Light Investment and the ADC Merger, the "Proposed Transactions");

        WHEREAS, Borrowers have requested that Agent and Requisite Lenders consent to the Proposed Transactions on the terms and conditions set forth herein; and

        WHEREAS, Agent and Requisite Lenders have agreed to amend the Credit Agreement and the Post-Closing Letter, in the manner, and on the terms and conditions, provided for herein.

        NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

        1.    Definitions.    Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.

        2.    Consent to Acquisition of Acquisition Newco.    As of the Effective Date (as defined below), Agent and Requisite Lenders hereby agree that the consummation of the purchase of Acquisition Newco shall not create a breach under Sections 6.1 of the Credit Agreement, provided that (a) the purchase price paid by or on behalf of Swissco for Acquisition Newco shall not exceed €30,000, (b) Acquisition Newco shall have assets consisting of at least €25,000 (the "Assets") at the time of such acquisition, (c) Acquisition Newco shall have no property or other assets, other than the Assets, (d) no Credit Party shall transfer any funds or assets (other than funds or assets necessary to pay the purchase price in connection with the Viva and DMD Purchase, which funds or assets shall in no event exceed the Viva and DMD Purchase Price (as defined below)) to Acquisition Newco prior to the consummation of the Viva and DMD Purchase, and (e) Acquisition Newco shall not conduct any business prior to the consummation of the Viva and DMD Purchase.

        3.    Consent to Viva and DMD Purchase.    As of the Effective Date, Agent and Requisite Lenders hereby agree that the consummation of the Viva and DMD Purchase shall not create a breach under Sections 6.1 or 6.5 of the Credit Agreement, provided that:

          (a)   (i) Agent shall have received evidence satisfactory to Agent that each of the conditions precedent to a Permitted Acquisition set forth in Section 6.1(i)—(xi) of the Credit Agreement have been satisfied in connection with the Viva and DMD Purchase (other than the conditions set forth in Section 6.1(i), Section 6.1(v), Section 6.1(viii) and Section 6.1(ix) which are hereby waived, provided that (A) the Credit Parties do not expend any cash in connection with the Viva and DMD Purchase other than for costs and expenses and cash payments to the Selling Stockholders and or DMD AG which do not exceed (x) €2,821,000 in the aggregate with respect to the Viva and DMD Purchase (the "Viva and DMD Purchase Price"), and (B) all Indebtedness, Guaranteed Indebtedness, contingent obligations and other liabilities (other than ordinary course trade payables) of each of Viva and DMD incurred, assumed or otherwise reflected on the consolidated balance sheet of Borrowers and each of Viva and DMD after giving effect to such Viva and DMD Purchase are paid, and all Liens (other than Permitted Encumbrances) on the assets and stock of each of Viva and DMD are terminated, concurrently with the consummation of the Viva and DMD Purchase), and (ii) within thirty (30) days after the consummation of the Viva and DMD Purchase, each of Viva and DMD shall grant a first priority perfected security interest (subject to Permitted Encumbrances) in all of its respective assets to secure the Obligations of the European Credit Parties and execute all documents and take all actions (including obtaining landlord waivers in form and substance reasonably satisfactory to Agent) requested by Agent in connection therewith;

          (b)   Within thirty (30) days after the consummation of the Viva and DMD Purchase, Agent shall have received (i) a Guaranty and Joinder Agreement, in each case, in form and substance satisfactory to Agent, pursuant to which each of Acquisition Newco, Viva and DMD agrees to guarantee the Obligations of the European Credit Parties under the Loan Documents and become a party to the Loan Documents; (ii) a Pledge Agreement (the "Viva and DMD Pledge Agreement"), in form and substance satisfactory to Agent, pursuant to which Acquisition Newco pledges one hundred percent (100%) of the issued and outstanding equity interest of each of Viva and DMD (the "Pledged Stock") to Agent, in each case duly executed and delivered by an authorized officer of Viva, DMD and/or Acquisition Newco, as applicable; and (iii) a Pledge Agreement or a pledge amendment (the "Acquisition Newco Pledge Agreement"), in form and substance satisfactory to Agent, pursuant to which Swissco pledges one hundred percent (100%) of the issued and outstanding equity interest of Acquisition Newco (the "Acquisition Newco Stock") to Agent, duly executed by an authorized officer of Acquisition Newco or Swissco, as applicable;

          (c)   Within thirty (30) days after the consummation of the Viva and DMD Purchase, Agent shall have received original certificates, if any, representing the Pledged Stock pledged by Acquisition Newco pursuant to the terms of the Viva and DMD Pledge Agreement;

          (d)   Within thirty (30) days after the consummation of the Viva and DMD Purchase, Agent shall have received an original certificate, if any, representing the Acquisition Newco Stock pledged by Swissco pursuant to the terms of the Acquisition Newco Pledge Agreement;

          (e)   Within thirty (30) days, or such longer period as Agent may consent to in its sole discretion, after the consummation of the Viva and DMD Purchase, Agent shall have received tri-party blocked account agreements, in form and substance reasonably satisfactory to Agent, duly executed and delivered by each of Acquisition Newco, Viva and DMD and each bank where Acquisition Newco, Viva or DMD has established a deposit or disbursement account (other than payroll accounts), in each case in accordance with the requirements set forth in Section 1.8 and Annex C of the Credit Agreement;

          (f)    Agent shall have received (x) updated Schedules 3.1, 3.2, 3.6, 3.7, 3.8, 3.15, 3.19 and 5.1 to the Credit Agreement and (y) a revised Exhibit A-1 updated to include Material Contracts, if any, to which any of Acquisition Newco, Viva or DMD is a party, each in form and substance satisfactory to Agent, after giving pro forma effect to the Viva and DMD Purchase;

          (g)   Agent shall have received a copy of each of Viva's and DMD's (i) charter documents and all amendments thereto and (ii) good standing certificates or the foreign equivalent and certificates of qualification to conduct business in each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, each dated a recent date and certified by the applicable authorized Governmental Authority;

          (h)   Agent shall have received a copy of each of Viva's and DMD's (i) bylaws and all amendments thereto and (ii) resolutions of each of Viva's and DMD's Board of Directors and, to the extent required under applicable law, stockholders, approving and authorizing the execution, delivery and performance of the Loan Documents to which Viva or DMD is, or will be, a party and the transactions to be consummated in connection therewith, each certified by an authorized officer of each of Viva and DMD (after giving effect to the Viva and DMD Purchase) as being in full force and effect without any modification or amendment;

          (i)    Agent shall have received a copy of Acquisition Newco's (i) bylaws and all amendments thereto and (ii) resolutions of Acquisition Newco's Board of Directors and, to the extent required under applicable law, stockholders, approving and authorizing the execution, delivery and performance of the purchase agreements with respect to the Viva and DMD purchase and the Loan Documents to which Acquisition Newco is, or will be, a party and the transactions to be consummated in connection therewith, each certified by Acquisition Newco's corporate secretary or an assistant secretary (after giving effect to the Viva and DMD Purchase) as being in full force and effect without any modification or amendment;

          (j)    Agent shall have received a signature and incumbency certificate of the officers of each of Acquisition Newco, Viva and DMD, certified by a managing director or other officer of each of Acquisition Newco, Viva and DMD (after giving effect to the Viva and DMD Purchase) as being true, accurate, correct and complete in all respects;

          (k)   Agent shall have received executed copies of purchase agreements executed in connection with the Viva and DMD Purchase, together with all amendments thereto, and all documentation delivered in connection therewith (all in form and substance satisfactory to Agent), certified by an authorized officer of Acquisition Newco to be true and complete and in full force and effect as of the Effective Date;

          (l)    Within thirty (30) days after the consummation of the Viva and DMD Purchase, Agent shall have received a legal opinion of counsel acceptable to Agent (subject to customary qualifications) which shall provide (i) that the Loan Documents have been duly authorized, executed and delivered by, and are enforceable against, Acquisition Newco, Viva and DMD, (ii) that the Viva and DMD Purchase was approved by all requisite corporate action by Acquisition Newco and (iii) such other opinions as Agent may reasonably request, all in form and substance satisfactory to Agent;

          (m)  Upon Agent's request, Agent shall have received, within thirty (30) days after the consummation of the Viva and DMD Purchase, a copy of the Assignment of Representations and Warranties, duly executed by an authorized officer of Acquisition Newco and acknowledged by the Selling Stockholders;

          (n)   Within thirty (30) days after the consummation of the Viva and DMD Purchase, Agent shall have received evidence that CT Corporation has been appointed as agent for service of process for each of Acquisition Newco, Viva and DMD; and

          (o)   The Viva and DMD Purchase shall have been consummated on or prior to July 30, 2004.

        4.    Consent to U.C. Light Investment.    As of the Effective Date, (i) Agent and Requisite Lenders hereby consent to the transfer by SMB of its interest in and to the Patent to Investment Newco; (ii) Agent hereby releases its Lien on the Patent and agrees to execute and deliver to Borrowers UCC-3 amendments and/or any other releases reasonably requested by Borrowers and at Borrowers' expense, and (iii) Agent and the Requisite Lenders agree that the consummation of the U.C. Light Investment on the terms and conditions set forth in the Subscription Agreement shall not create a breach under Sections 6.8 of the Credit Agreement; provided that, so long as no adverse consequences as a result of financial assistance would result therefrom, within thirty (30) days of the Effective Date Agent shall have received a Pledge Agreement or a pledge amendment (the "Investment Newco Pledge Agreement"), in form and substance satisfactory to Agent, pursuant to which SMB pledges its interest in the issued and outstanding equity of Investment Newco to Agent, duly executed and delivered by an authorized officer of SMB, together with, to the extent that SMB's equity interest of Investment Newco pledged by SMB pursuant to the terms of the Investment Newco Pledge Agreement has been certificated, an original certificate representing said equity interest.

        5.    Consent to ADC Merger.    As of the Effective Date, Agent and Requisite Lenders hereby agree that the consummation of the ADC Merger shall not create a breach under Sections 6.1 of the Credit Agreement, provided that:

          (a)   (i) Agent shall have received evidence satisfactory to Agent that each of the conditions precedent to a Permitted Acquisition set forth in Section 6.1(i)—(xi) of the Credit Agreement have been satisfied in connection with the ADC Merger (other than the conditions set forth in Section 6.1(i), Section 6.1(v), Section 6.1(vi) and Section 6.1(ix) which are hereby waived, provided that (A) the Credit Parties do not expend any cash in connection with the ADC Merger other than for costs and expenses and cash payments to the selling stockholders of ADC which do not exceed (x) $2,800,000 in the aggregate with respect to consummation of the ADC Merger and (y) the Additional Merger Compensation and (B) all Indebtedness, Guaranteed Indebtedness, contingent obligations and other liabilities (other than ordinary course trade payables) of ADC incurred, assumed or otherwise reflected on the consolidated balance sheet of Borrowers and Merger Newco after giving effect to such ADC Merger are paid, and all Liens (other than Permitted Encumbrances) on the assets and stock of Merger Newco are terminated, concurrently with the consummation of the ADC Merger), and (ii) Merger Newco shall grant a first priority perfected security interest (subject to Permitted Encumbrances) in all of its respective assets to secure the Obligations of the Credit Parties and execute all documents and take all actions (including obtaining landlord waivers in form and substance reasonably satisfactory to Agent) requested by Agent in connection therewith;

          (b)   Agent shall have received (i) a Guaranty and Joinder Agreement, in each case, in form and substance satisfactory to Agent, pursuant to which Merger Newco agrees to guarantee the Obligations of the Credit Parties under the Loan Documents and become a party to the Loan Documents; (ii) a Pledge Agreement or a pledge amendment (the "Innovations Pledge Agreement"), in form and substance satisfactory to Agent, pursuant to which Innovations pledges one hundred percent (100%) of the issued and outstanding equity interest of Merger Newco (the "Merger Newco Stock") to Agent, duly executed by an authorized officer of Innovations;

          (c)   Agent shall have received an original certificate representing the Merger Newco Stock pledged by Innovations pursuant to the terms of the Innovations Pledge Agreement;

          (d)   Within thirty (30) days, or such longer period as Agent may consent to in its sole discretion, after the consummation of the ADC Merger, Agent shall have received tri-party blocked account agreements, in form and substance reasonably satisfactory to Agent, duly executed and delivered by Merger Newco and each bank where Merger Newco has established a deposit or disbursement account (other than payroll accounts), in each case in accordance with the requirements set forth in Section 1.8 and Annex C of the Credit Agreement;

          (e)   Agent shall have received (x) updated Schedules 3.1, 3.2, 3.6, 3.7, 3.8, 3.15, 3.19 and 5.1 to the Credit Agreement and (y) a revised Exhibit A-1 updated to include Material Contracts, if any, to which Merger Newco is a party, each in form and substance satisfactory to Agent, after giving pro forma effect to the ADC Merger;

          (f)    Agent shall have received a copy of each of (i) Merger Newco's and ADC's charter documents and all amendments thereto and (ii) good standing certificates or the foreign equivalent and certificates of qualification to conduct business in each jurisdiction where their respective ownership or lease of property or the conduct of its business requires such qualification, each dated a recent date and certified by the applicable authorized Governmental Authority;

          (g)   Agent shall have received a copy of (i) each of Merger Newco's and ADC's bylaws and all amendments thereto (ii) resolutions of Merger Newco's and ADC's Board of Directors and, to the extent required under applicable law, stockholders, approving and authorizing the ADC Merger and the execution, delivery and performance of the transaction documents to be executed in connection with the ADC Merger, and (iii) resolutions of Merger Newco's Board of Directors and, to the extent required under applicable law, stockholders, approving and authorizing the Loan Documents to which Merger Newco will be a party, each certified by an authorized officer of Merger Newco as being in full force and effect without any modification or amendment in the case of clauses (i) and (ii) immediately prior to the effective time for the ADC Merger, and in the case of clause (iii) as of the Effective Date;

          (h)   Agent shall have received a signature and incumbency certificate of the officers of each of Merger Newco, certified by Merger Newco's corporate secretary or an assistant secretary as being true, accurate, correct and complete in all respects;

          (i)    Agent shall have received executed copies of the agreement and plan of merger executed in connection with the ADC Merger, together with all amendments thereto, and all documentation delivered in connection therewith (all in form and substance satisfactory to Agent), certified by an authorized officer of Merger Newco to be true and complete and in full force and effect as of the Effective Date;

          (j)    Agent shall have received a legal opinion of counsel acceptable to Agent (subject to customary qualifications) which shall provide (i) that the Loan Documents have been duly authorized, executed and delivered by, and are enforceable against Merger Newco, (ii) that the ADC Merger was approved by all requisite corporate action by Merger Newco and ADC and (iii) such other opinions as Agent may reasonably request, all in form and substance satisfactory to Agent;

          (k)   Upon Agent's request, Agent shall have received a copy of the Assignment of Representations and Warranties, duly executed by an authorized officer of Merger Newco and acknowledged by selling stockholders of ADC

          (l)    Agent shall have received evidence that CT Corporation has been appointed as agent for service of process for Merger Newco; and

          (m)  The ADC Merger shall have been consummated on or prior to July 30, 2004.

        6.    Consent to IV Diagnostics Purchase.    As of the Effective Date, Agent and Requisite Lenders hereby agree that the consummation of the IV Diagnostics Purchase shall not create a breach under Sections 6.1 of the Credit Agreement, provided that:

          (a)   the Credit Parties do not expend any cash in connection with the IV Diagnostics Purchase other than for costs and expenses and cash payments to Dror Yeffet or Mihal Jacobi which do not exceed $10,000 in the aggregate;

          (b)   Agent shall have received (i) a Joinder Agreement pursuant to which IV Diagnostics agrees to become a party to the Credit Agreement for purposes of Section 11.19 thereof; provided, that such action does not violate the "financial assistance" laws of the United Kingdom or require "white wash procedures" thereunder, and (ii) such further assurances regarding the existing fixed and floating charge in favor of Agent over all of the issued and outstanding equity interests of IV Diagnostics (the "IV Diagnostics Stock") as Agent shall reasonably request, including a pledge agreement or pledge amendment (the "IV Diagnostics Pledge Agreement") in form and substance satisfactory to Agent, in either case duly executed and delivered by an authorized officer of IV Diagnostics and/or Inverness UK, as applicable;

          (c)   Agent shall have received an original certificate representing the IV Diagnostics Stock pledged by Inverness UK pursuant to the terms of the IV Diagnostics Pledge Agreement;

          (d)   Agent shall have received a copy of IV Diagnostics' (i) charter documents and all amendments thereto and (ii) good standing certificates or the foreign equivalent and certificates of qualification to conduct business in each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, each dated a recent date and certified by the applicable authorized Governmental Authority;

          (e)   Agent shall have received updated Schedules 11.19(a) and 11.19(b) to the Credit Agreement, revised to include Indebtedness and Liens of IV Diagnostics;

          (f)    Agent shall have received a copy of IV Diagnostics' (i) bylaws and all amendments thereto and (ii) resolutions of IV Diagnostics' Board of Directors and, to the extent required under applicable law, stockholders, approving and authorizing the execution, delivery and performance of the Loan Documents to which IV Diagnostics is, or will be, a party and the transactions to be consummated in connection therewith, each certified by an authorized officer of IV Diagnostics (after giving effect to the IV Diagnostics Purchase) as being in full force and effect without any modification or amendment;

          (g)   Agent shall have received a copy of Inverness UK's (i) bylaws and all amendments thereto and (ii) resolutions of Inverness UK's Board of Directors and, to the extent required under applicable law, stockholders, approving and authorizing the execution, delivery and performance of the purchase agreement with respect to the purchase of IV Diagnostics and the Loan Documents to which Inverness UK is, or will be, a party and the transactions to be consummated in connection therewith, each certified by Inverness UK's corporate secretary or an assistant secretary (after giving effect to the IV Diagnostics Purchase) as being in full force and effect without any modification or amendment;

          (h)   Agent shall have received a signature and incumbency certificate of the officers of IV Diagnostics, certified by IV Diagnostics' corporate secretary or an assistant secretary (after giving effect to the IV Diagnostics Purchase) as being true, accurate, correct and complete in all respects;

          (i)    Agent shall have received executed copies of any stock purchase agreement executed in connection with the IV Diagnostics Purchase, together with all amendments thereto, and all documentation delivered in connection therewith (each of which shall be in form and substance satisfactory to Agent), certified by an authorized signatory for Inverness UK to be true and complete and in full force and effect as of the Effective Date;

          (j)    Upon Agent's request, Agent shall have received evidence that CT Corporation has been appointed as agent for service of process of IV Diagnostics; and

          (k)   The IV Diagnostics Purchase shall have been consummated on or prior to July 30, 2004.

        7.    Amendment to Credit Agreement.    After the Effective Date, the Credit Agreement shall be amended as follows:

          (a)   Clause (i) of Section 6.2 is hereby deleted in its entirety and replaced with the following:

  "(i) Scandinavian Micro Biodevices Aps shall be permitted to make and permit to exist an investment in [Lumiscence A/S], which investment shall be limited solely to the contribution by Scandinavian Micro Biodevices Aps of its interest in and to that certain Danish patent application (#PA 2003-01764) in exchange for an equity interest in the outstanding capital of [Lumiscence A/S]; provided, however, that if at any time, [Lumiscence A/S] qualifies as a Subsidiary of Scandinavian Micro Biodevices Aps under the Credit Agreement, Scandinavian Micro Biodevices Aps shall cause Lumiscence A/S to execute such documents as shall be reasonably requested by Agent to effect the joinder of [Lumiscence A/S] as a Credit Party to this Agreement; and (j) any Credit Party may make capital contributions to any other Credit Party it holds an interest in and any Credit Party may make any other investments in any other Credit Parties to the extent permitted under Section 6.5(b)."

          (b)   The definition of "Excluded US Subsidiaries" in Annex A of the Credit Agreement shall be deleted in its entirety and replaced with the following:

  "means, collectively, (a) IVC Industries, Inc., a Delaware corporation; and (b) SelfCare- PBM, LLC, a Delaware limited liability company."

          (c)   The definition of "Excluded European Subsidiaries" in Annex A of the Credit Agreement shall be deleted in its entirety and replaced with the following:

  "means, collectively, (a) Unipath BV, an entity organized under the laws of The Netherlands; (b) Unipath Management Company Limited, a company organized under the laws of England and Wales; (c) Unipath Scandinavia AB, an entity organized under the laws of Sweden; (d) Inverness Medical Benelux Bvab, an entity organized under the laws of Belgium; (e) Hall Laboratories Ltd., an entity organized under the laws of Yukon, Canada; (f) Orgenics and each of the Subsidiaries of Orgenics; and (e) IV Diagnostics and each of the Subsidiaries of IV Diagnostics."

          (d)   Annex A of the Credit Agreement shall be amended to insert the following definition:

  ""IV Diagnostics" means IV Diagnostics Limited, an entity organized under the laws of the United Kingdom."

          (e)   Section 11.9 of the Credit Agreement shall be deleted in its entirety and replaced with the following:

  "11.19 Negative Pledge.    Each of Orgentics, IV Diagnostics and Unipath Scandinavia AB hereby covenant and agree with Agent and Lenders that such Person shall not (a) create, incur, assume or permit to exist any Indebtedness other than (i) such Indebtedness existing on the Closing Date or with respect to IV Diagnostics on the date of the Sixth Amendment and Consent to this Agreement, listed on Disclosure Schedule 11.19(a), provided that the aggregate combined amount of Indebtedness of Orgenics and IV Diagnostics does not exceed $1,000,000 (or the Equivalent Amount thereof) at any time, and (iii) refinancings thereof or amendments or modifications thereto that do not have the effect of increasing the principal amount thereof or changing the amortization thereof (other than to extend the same) and that are otherwise on terms and conditions no less favorable to such Person, as determined by Agent in good faith, than the terms of the Indebtedness being refinanced, amended or modified, or (b) create, incur, assume or permit to exist any Lien on or with respect to any of its other properties or assets (whether now owned or hereafter acquired) except for (i) Permitted Encumbrances; (ii) Liens in existence on the date hereof or with respect to IV Diagnostics on the date of the Sixth Amendment and Consent to this Agreement and summarized on Disclosure Schedule 11.19(b) securing the Indebtedness described on Disclosure Schedule 11.19(a) and (iii) permitted refinancings, extension and renewals thereof, including extensions or renewals of any such Liens; provided that the principal amount of the Indebtedness so secured is not increased and the Lien does not attach to any other property."

        8.    Amendment to the Post Closing Letter.    As of the Amendment Effective Date, clause (iii) of paragraph 1 of the Post Closing Letter shall be amended by deleting the date "May 31, 2004" as it appears therein and inserting the date "June 30, 2004" in lieu thereof.

        9.    Representations and Warranties.    To induce Agent and Requisite Lenders to enter into this Amendment, the Credit Parties hereby, jointly and severally, represent and warrant that:

          (a)   The execution, delivery and performance by Acquisition Newco, Investment Newco, Merger Newco and each Credit Party of the agreements executed or to be executed in connection with the Viva and DMD Purchase, the ADC Merger, the U.C. Light Investment and the IV Diagnostics Purchase (collectively the "Transaction Documents") and any Loan Documents to which it is or will be a party and the creation of all Liens provided for therein: (i) are within such Person's corporate, company or partnership power; (ii) have been (or will be prior to execution thereof) duly authorized by all necessary corporate, limited liability company or limited partnership action; (iii) do not contravene any provision of such Person's charter, bylaws or equivalent constitutive documents or partnership or operating agreement, as applicable; (iv) do not violate any law or regulation, or any order or decree of any court or Governmental Authority; (v) do not conflict with or result in the breach or termination of, constitute a default under or accelerate or permit the acceleration of any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which such Person is a party or by which such Person or any of its property is bound; (vi) do not result in the creation or imposition of any Lien upon any of the property of such Person; and (vii) do not require the consent or approval of any Governmental Authority or any other Person except those which will have been duly obtained, made or complied with prior to the Effective Date.

          (b)   This Amendment has been duly executed and delivered by or on behalf of each of the Credit Parties.

          (c)   This Amendment constitutes a legal, valid and binding obligation of each of the Credit Parties, enforceable against each of them in accordance with its terms.

          (d)   No Default or Event of Default has occurred and is continuing after giving effect to this Amendment.

          (e)   No action, claim or proceeding is now pending or, to the knowledge of any Credit Party, threatened against such Credit Party, at law, in equity or otherwise, before any court, board, commission, agency or instrumentality of any foreign, federal, state, or local government or of any agency or subdivision thereof, or before any arbitrator or panel of arbitrators, which (i) challenges any Credit Party's right or power to enter into or perform any of its obligations under any Transaction Document, this Amendment or any other Loan Document to which it is or will be, a party, or the validity or enforceability of this Amendment, any Transaction Document, the Credit Agreement or any Loan Document or any action taken thereunder, or (ii) has a reasonable risk of being determined adversely to any Credit Party and that, if so determined, could reasonably be expected to have a Material Adverse Effect after giving effect to this Amendment.

          (f)    The representations and warranties of Acquisition Newco, Investment Newco, Merger Newco and the Credit Parties contained in the Transaction Documents, the Credit Agreement and each other Loan Document shall be true and correct in all material respects on and as of (i) the Effective Date, (ii) the date the Viva and DMD Purchase is consummated (both before and after giving effect to the Viva and DMD Purchase), (iii) the date the ADC Merger is consummated (both before and after giving effect to the ADC Merger), (iv) the date the U.C. Light Investment is consummated (both before and after giving effect to the U.C. Light Investment), and (v) the date the IV Diagnostics Purchase is consummated (both before and after giving effect to the IV Diagnostics Purchase; in each case, with the same effect as if such representations and warranties had been made on and as of such date, except that any such representation or warranty which is expressly made only as of a specified date need be true only as of such date.

          (g)   Prior to the consummation of the Proposed Transactions, the Reporting Credit Parties shall have completed their due diligence investigation with respect to such transactions, which investigation shall have been conducted in a similar manner to that which would have been conducted by a prudent purchaser of a comparable business.

          (h)   Each Credit Party that is a party to the Transaction Documents or any Loan Documents delivered in connection with the Proposed Transactions (after taking into consideration all rights of contribution and indemnity such Credit Party has against Innovations and each other Subsidiary of Innovations) will be Solvent upon consummation of the Proposed Transactions.

          (i)    No information contained in the Transaction Documents or any document furnished in connection with any of the foregoing (including, without limitation, the memorandums describing the proposed transactions) contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained therein not misleading in light of the circumstances under which they were made.

          (j)    The value of the SMB's interest in the patent being transferred by SMB to Investment Newco is not greater than $250,000 and such patent is not material to any Credit Party's business.

          (k)   As of May 31, 2004, the Credit Parties have substantially complied with the provisions of clause (iii) of paragraph 1 of the Post Closing Letter.

        10.    No Other Amendments/Waivers.    Except as expressly provided herein, (a) the Credit Agreement shall be unmodified and shall continue to be in full force and effect in accordance with its terms and (b) this Amendment shall not be deemed a waiver of any term or condition of any Loan Document and shall not be deemed to prejudice any right or rights which Agent or any Lender may now have or may have in the future under or in connection with any Loan Document or any of the instruments or agreements referred to therein, as the same may be amended from time to time.

        11.    Outstanding Indebtedness; Waiver of Claims.    Each of Borrowers and other Credit Parties hereby acknowledges and agrees that as of May 18, 2004, (a) there are no outstanding European Revolving Loans and (b) there are no outstanding US Revolving Loans. Borrowers and each other Credit Party hereby waives, releases, remises and forever discharges Agent, Lenders and each other Indemnified Person from any and all claims, suits, actions, investigations, proceedings or demands arising out of or in connection with the Credit Agreement (collectively, "Claims"), whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law of any kind or character, known or unknown, which any Borrower or any other Credit Party ever had, now has or might hereafter have against Agent or Lenders which relates, directly or indirectly, to any acts or omissions of Agent, Lenders or any other Indemnified Person on or prior to the Effective Date, provided, that no Borrower nor any other Credit Party waives any Claim solely to the extent such Claim relates to Agent's or any Lender's gross negligence or willful misconduct.

        12.    Expenses.    Borrowers hereby reconfirm their obligations pursuant to Section 11.3 of the Credit Agreement to pay and reimburse Agent for all reasonable costs and expenses (including, without limitation, reasonable fees of counsel) incurred in connection with the negotiation, preparation, execution and delivery of this Amendment and all other documents and instruments delivered in connection herewith.

        13.    Effectiveness.    This Amendment shall become effective as of the date hereof (the "Effective Date") only upon satisfaction in full in the judgment of Agent of each of the following conditions:

          (a)    Amendment.    Agent shall have received six (6) original signature pages to this Amendment, duly executed and delivered by Agent, Requisite Lenders and each of the Credit Parties.

          (b)    Payment of Expenses.    Borrowers shall have paid to Agent all costs, fees and expenses owing in connection with this Amendment and the other Loan Documents and due to Agent (including, without limitation, reasonable legal fees and expenses).

          (c)    Representations and Warranties.    The representations and warranties of or on behalf of each of the Credit Parties in this Amendment shall be true and correct on and as of the Effective Date; provided, however that the amendment under Section 7(e) above shall not be effective at any time if the agreement by IV Diagnostics thereof would violate the "financial assistance" laws of the United Kingdom or require "white wash procedures" thereunder.

        14.    GOVERNING LAW.    THIS AMENDMENT SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

        15.    Counterparts.    This Amendment may be executed by the parties hereto on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

        16.    Consent to Amendment to Schedules to Credit Agreement.    Each of the Requisite Lenders hereby consents to the amendments to the Schedules to the Credit Agreement referred to in Section 2(e) of this Amendment.

        IN WITNESS WHEREOF, this Amendment has been duly executed as of the date first written above.

BORROWERS
WAMPOLE LABORATORIES, LLC. INVERNESS MEDICAL (UK) HOLDINGS LIMITED
By:	/s/ ANTHONY J. BERNARDO Name: Anthony J. Bernardo Title: Duly Authorized Signatory
AGENT AND LENDERS
GENERAL ELECTRIC CAPITAL CORPORATION, as Agent and Lender
By:	/s/ ILLEGIBLE Duly Authorized Signatory
MERRILL LYNCH CAPITAL, a division of Merrill Lynch Business Financial Services Inc., as Co-Syndication Agent, Documentation Agent and Lender

By:	Duly Authorized Signatory
UBS SECURITIES LLC, as Co-Syndication Agent
By:	/s/ DAVID A. JUGE, MANAGING DIRECTOR Duly Authorized Signatory
By:	/s/ OLIVER O TRUMBO, II, DIRECTOR Duly Authorized Signatory
UBS AG, CAYMAN ISLANDS BRANCH, as a Lender
By:	/s/ WILFRED V. SAINT, DIRECTOR BANKING PRODUCTS SERVICES, US Duly Authorized Signatory
By:	/s/ JOSELIN FERNANDES, ASSOCIATE DIRECTOR BANKING PRODUCTS SERVICES, US Duly Authorized Signatory

        The following Persons are signatories to this Amendment in their capacity as Credit Parties and not as Borrowers.

INVERNESS MEDICAL INNOVATIONS, INC.
INVERNESS MEDICAL, INC.
UNIPATH DIAGNOSTICS, INC.
UNIPATH ONLINE, INC.
OSTEX INTERNATIONAL, INC.
INVERNESS MEDICAL INTERNATIONAL HOLDING CORP.
INVERNESS MEDICAL INTERNATIONAL HOLDING CORP. II
UNIPATH LIMITED APPLIED BIOTECH, INC.
FOREFRONT DIAGNOSTICS, INC.
MORPHEUS ACQUISITION CORP.
MORPHEUS ACQUISITION LLC
INVERNESS MEDICAL CANADA INC.
MEDICALE INVERNESS CANADA INC.
INNOVATIONS RESEARCH LLC
	By:	/s/ ANTHONY J. BERNARDO Name: Anthony J. Bernardo Title: Duly Authorized Signatory

ORGENICS INTERNATIONAL HOLDINGS BV
INVERNESS MEDICAL SWITZERLAND LTD
LIAB. CO
UNIPATH DIAGNOSTICS GMBH
CAMBRIDGE DIAGNOSTICS IRELAND LIMITED
PREGYMED GMBH
SCANDINAVIAN MICRO BIODEVICES APS
SELFCARE TECHNOLOGY, INC.
	By:	/s/ PAUL T. HEMPEL Name: Paul T. Hempel Title: Duly Authorized Signatory
MORPHEUS ACQUISITION LLC

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  EXHIBIT 10.1